Exhibit 99.1

 December 21, 2005
FOR IMMEDIATE RELEASE

Washington Mutual Realigns Prime and Subprime
Residential Lending Under One Management Team

 Move Part of Ongoing Efforts to Serve Customers Better; Improve Operating Efficiencies

SEATTLE, WA — In a move that continues efforts to better serve home lending customers and improve operating efficiencies, Washington Mutual, Inc. (NYSE: WM) announced today its plans to align its single family residential (SFR) mortgage lending operations under one management team.

The realignment is designed to:

·        Deliver a superior customer experience across all SFR mortgage lending products and delivery channels;

·        Create a unified SFR mortgage lending strategy to better leverage all of Washington Mutual’s distribution points; and

·        Streamline and simplify operations, driving efficiencies and operational excellence consistently across all of the company’s SFR mortgage lending operations.

Under the new structure, management responsibility for Long Beach Mortgage Company (the company’s subprime lending business) and Mortgage Banker Finance (warehouse lending) will move from the Commercial Group to David Schneider, president of the company’s Home Loans group.

The balance of the Commercial Group, including the company’s leading multifamily lending business, will report to industry veteran Al Brooks.  Brooks, who has been with Washington Mutual for seven years, has been a driving force behind the success of the Commercial unit.

“Bringing our leading prime and subprime lending businesses under common leadership provides us the opportunity to fully leverage our resources to better serve our customers and shareholders,” said Steve Rotella, Washington Mutual President and Chief Operating Officer.  “At the same time, we have a strong and experienced leadership team that recognizes the unique characteristics of the subprime business.”

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In a related development, Craig Chapman, president of the company’s Commercial Group, will be leaving the company effective January 31, 2006. Chapman said he supports the realignment but that he has decided to seek new challenges outside of Washington Mutual.

Chapman will work closely with Rotella, Schneider and Brooks to transition his responsibilities and ensure the group’s continued success.

 Rotella added: “We thank Craig for his many contributions to our success over the years and wish him all the best in his next career endeavor.”

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At September 30, 2005, Washington Mutual and its subsidiaries had assets of $333.62 billion. Washington Mutual currently operates more than 2,500 retail banking, mortgage lending, commercial banking, and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamunewsroom.com.

Forward Looking Statement

Our Form 10-K for 2004 and other documents that we filed with the Securities and Exchange Commission have forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the

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forward-looking statements were made. There are a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are:

    --  Volatile interest rates impact the mortgage banking business and could adversely affect earnings;

    --  Rising unemployment or a decrease in housing prices could adversely affect credit performance;

    --  The potential for negative amortization in the option adjustable-rate mortgage product could have an adverse effect on the company's credit performance;

    --  The company faces competition from banking and nonbanking companies;

    --  Changes in the regulation of financial services companies and housing government-sponsored enterprises, and in particular, declines in the liquidity of the mortgage loan secondary market, could adversely affect business;

    --  General business and economic conditions, including movements in interest rates, the slope of the yield curve and the potential overextension of housing prices in certain geographic markets, may significantly affect the company's business activities and earnings;

    --  Negative public opinion could damage the company's reputation and adversely affect earnings; and,

    --  Matters related to Washington Mutual Card Services, including, among others, risk related to integration of systems and the realization of expected growth opportunities.

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Media Contact: Alan Gulick (206) 377-3637 alan.gulick@wamu.net	Investor Contact: Alan Magleby (212) 326-6019 alan.magleby@wamu.net